Southern States Bancshares, Inc. Announces
Fourth Quarter 2021 Financial Results

Fourth Quarter 2021 Highlights

•Linked quarter loan growth was 36.3% annualized, or 40.9% annualized, excluding the impact of Paycheck Protection Program (PPP) loans

•Net income of $4.1 million, or $0.44 per diluted share; return on average assets (ROAA) of 0.99%; return on average stockholders’ equity (ROAE) of 9.15%; and return on average tangible common equity (ROATCE)(1) of 10.22%

•Core net income(1) of $4.3 million, or $0.47 per diluted share; core ROAA(1) of 1.04%; and core ROATCE(1) of 10.72%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., January 24, 2022 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $4.1 million, or $0.44 diluted earnings per share, for the fourth quarter of 2021. This compares to net income of $4.9 million, or $0.58 diluted earnings per share, for the third quarter of 2021, and net income of $3.3 million, or $0.43 diluted earnings per share, for the fourth quarter of 2020. The Company reported core net income of $4.3 million, or $0.47 diluted core earnings per share, for the fourth quarter of 2021. This compares to core net income of $4.0 million, or $0.48 diluted core earnings per share, for the third quarter of 2021, and core net income of $3.4 million, or $0.43 diluted core earnings per share, for the fourth quarter of 2020 (see “Reconciliation of Non-GAAP Financial Measures”).

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, "Our execution on the strategies that have made Southern States a consistently high performing growth bank drove our strong 2021 performance. Our experienced bankers with deep ties to their attractive markets produced loan growth, excluding PPP loans, of 28.8% for the year, punctuated by annualized growth of 40.9% in the fourth quarter. Importantly, our asset quality metrics improved in 2021, reflecting our disciplined growth philosophy. Our nonperforming loans were down from the prior year to just 0.16% of gross loans. We successfully completed our initial public offering while building a healthy loan pipeline to begin 2022, and we are well-positioned to further enhance our franchise and create long-term value for our shareholders.”

Net Interest Income and Net Interest Margin

Net interest income for the fourth quarter of 2021 was $14.1 million, an increase of 3.3% from $13.6 million for the third quarter of 2021. The increase was primarily attributable to an increase in interest-earning assets.

Relative to the fourth quarter of 2020, net interest income increased $2.8 million, or 25.3%. The increase was substantially the result of an increase in interest-earning assets.

Net interest margin for the fourth quarter of 2021 was 3.68%, compared to 3.77% for the third quarter of 2021. The decrease was primarily the result of a decline in the yield on interest-earning assets.

Relative to the fourth quarter of 2020, net interest margin decreased from 3.73%. The decrease was primarily the result of a decline in the yield on interest-earning assets that more than offset a decline in the cost of funds.

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $1.8 million, a decrease of 30.2% from $2.5 million for the third quarter of 2021. The third quarter 2021 results included a bank owned life insurance ("BOLI") death benefit claim of $742,000 and a $189,000 net gain on securities.

Relative to the fourth quarter of 2020, noninterest income increased 7.7% from $1.6 million. In comparing the quarters, there was a decline in swap fees from the fourth quarter of 2020 that was more than offset by gains on the sales of SBA loans.

Noninterest Expense

Noninterest expense for the fourth quarter of 2021 was $9.6 million, an increase of 4.6% from $9.2 million for the third quarter of 2021. The increase was primarily attributable to legal fees and net losses related to OREO properties.

Relative to the fourth quarter of 2020, noninterest expense increased 13.8% from $8.4 million. The increase was primarily attributable to higher salaries and employee benefits expense as production personnel were added in the Georgia market, an increase in public company expenses, an increase in legal fees and the net OREO losses.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $1.3 billion at December 31, 2021, compared with $1.1 billion at September 30, 2021 and $1.0 billion at December 31, 2020. The $104.9 million increase in loans from September 30, 2021 was primarily attributable to an increase in commercial real estate loans.

PPP loans outstanding were $9.2 million at December 31, 2021, compared with $20.3 million and $66.6 million at September 30, 2021 and December 31, 2020, respectively. Excluding the impact of PPP loans forgiven by the SBA, total gross loans increased during the fourth quarter by $115.9 million, or 40.9% annualized, to $1.2 billion.

Deposits

Total deposits were $1.6 billion at December 31, 2021, compared with $1.3 billion at September 30, 2021 and $1.1 billion at December 31, 2020. The $220.1 million increase in total deposits from September 30, 2021 was due to increases of $161.4 million in noninterest-bearing and $58.7 million in interest-bearing accounts. The increase in non-interest checking was enhanced by approximately $100.0 million received from two customers that will likely be on deposit short-term.

Asset Quality

Nonperforming loans totaled $2.0 million, or 0.16% of gross loans, at December 31, 2021, compared with $3.3 million, or 0.29% of gross loans, at September 30, 2021, and $3.5 million, or 0.34% of gross loans, at December 31, 2020. The $1.3 million decrease in nonperforming loans from September 30, 2021 was primarily attributable to the sale of construction and development loans from one borrower. The $1.5 million reduction in nonperforming loans from December 31, 2020 was primarily attributable to one construction and development loan and one residential mortgage loan that were both paid off and one commercial real estate loan that was moved back to accrual status.

Net recoveries for the fourth quarter of 2021 were $15,000, or 0.00% of average loans on an annualized basis, compared to net recoveries of $8,000, or 0.00% of average loans on an annualized basis, for the third quarter of 2021, and net charge-offs of $857,000, or 0.34% of average loans on an annualized basis, for the fourth quarter of 2020.

The Company’s allowance for loan losses was 1.19% of total loans and 752.74% of nonperforming loans at December 31, 2021, compared with 1.23% of total loans and 426.15% of nonperforming loans at September 30, 2021.

OREO totaled $2.9 million at December 31, 2021, compared to $10.1 million at September 30, 2021 and $10.2 million at December 31, 2020. The decrease was substantially due to the sale of a large commercial parcel during December 2021.

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 15 branches in Alabama and Georgia and a loan production office in Atlanta.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the current COVID-19 pandemic and uncertainty about its continuation. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information:
Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank

Matthew Keating
(310) 622-8230
ssbankir@finprofiles.com

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	December 31, 2021 (Unaudited)	September 30, 2021 (Unaudited)	December 31, 2020 (Audited)
Assets
Cash and due from banks	$6,397	$19,000	$23,229
Interest-bearing deposits in banks	203,537	114,800	51,503
Federal funds sold	74,022	44,022	10,175
Total cash and cash equivalents	283,956	177,822	84,907

Securities available for sale, at fair value	132,172	113,317	114,001
Securities held to maturity, at amortized cost	19,672	19,678	—
Other equity securities, at fair value	9,232	9,227	5,017
Restricted equity securities, at cost	2,600	2,600	3,224
Loans held for sale	2,400	2,097	5,696

Loans, net of unearned income	1,250,300	1,145,447	1,030,115
Less allowance for loan losses	14,844	14,097	11,859
Loans, net	1,235,456	1,131,350	1,018,256

Premises and equipment, net	27,044	25,916	24,426
Accrued interest receivable	4,170	3,933	4,243
Bank owned life insurance	22,201	22,081	22,458
Annuities	12,888	12,968	12,903
Foreclosed assets	2,930	10,146	10,224
Goodwill	16,862	16,862	16,862
Core deposit intangible	1,500	1,566	1,764
Other assets	9,887	9,499	8,525

Total assets	$1,782,970	$1,559,062	$1,332,506

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$541,546	$380,111	$290,867
Interest-bearing	1,014,905	956,211	848,794
Total deposits	1,556,451	1,336,322	1,139,661

Other borrowings	12,498	12,498	7,975
FHLB advances	25,950	26,900	30,900
Subordinated notes	—	—	4,493
Accrued interest payable	132	125	278
Other liabilities	10,741	8,996	8,543
Total liabilities	1,605,772	1,384,841	1,191,850

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	December 31, 2021 (Unaudited)	September 30, 2021 (Unaudited)	December 31, 2020 (Audited)
Stockholders' equity:
Common stock	45,064	45,064	38,391
Capital surplus	80,640	80,547	65,327
Retained earnings	49,858	46,611	34,183
Accumulated other comprehensive income	2,113	2,600	3,194
Unvested restricted stock	(477)	(601)	(439)

Total stockholders' equity	177,198	174,221	140,656

Total liabilities and stockholders' equity	$1,782,970	$1,559,062	$1,332,506

Shares issued and outstanding	9,012,857	9,012,857	7,678,195

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income:
Loans, including fees	$14,280	$13,923	$12,209	$54,709	$47,786
Taxable securities	459	402	377	1,593	1,317
Nontaxable securities	294	266	190	1,023	643
Other interest and dividends	138	143	49	452	539
Total interest income	15,171	14,734	12,825	57,777	50,285

Interest expense:
Deposits	955	1,034	1,363	4,310	7,854
Other borrowings	120	60	212	554	854
Total interest expense	1,075	1,094	1,575	4,864	8,708

Net interest income	14,096	13,640	11,250	52,913	41,577
Provision for loan losses	732	750	600	2,982	3,300
Net interest income after provision for loan losses	13,364	12,890	10,650	49,931	38,277

Noninterest income:
Service charges on deposit accounts	428	403	369	1,528	1,458
Swap fees	(6)	101	342	931	1,405
SBA/USDA fees	533	130	47	3,968	756
Mortgage origination fees	269	393	309	1,465	1,529
Net gain (loss) on securities	(40)	189	—	(57)	742
Other operating income	567	1,293	559	2,968	2,651
Total noninterest income	1,751	2,509	1,626	10,803	8,541

Noninterest expenses:
Salaries and employee benefits	5,563	5,517	4,964	21,667	18,765
Equipment and occupancy expenses	943	908	922	3,640	3,682
Data processing fees	563	524	496	2,128	1,836
Regulatory assessments	263	248	252	952	775
Other operating expenses	2,280	1,988	1,813	8,048	7,127
Total noninterest expenses	9,612	9,185	8,447	36,435	32,185

Income before income taxes	5,503	6,214	3,829	24,299	14,633

Income tax expense	1,445	1,293	514	5,732	2,526

Net income	$4,058	$4,921	$3,315	$18,567	$12,107

Basic earnings per share	$0.45	$0.59	$0.43	$2.26	$1.58

Diluted earnings per share	$0.44	$0.58	$0.43	$2.23	$1.56

The following table provides an analysis of the allowance for loan losses as of the dates indicated.

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(Dollars in thousands)

Average loans, net of unearned income	$1,191,688	$1,122,741	$1,008,501	$1,118,386	$954,598
Loans, net of unearned income	$1,250,300	$1,145,447	$1,030,115	$1,250,300	$1,030,115
Allowance for loan losses at beginning of the period	$14,097	$13,339	$12,116	$11,859	$9,265
Charge-offs:
Construction and development	—	—	23	—	23
Residential	—	—	42	44	90
Commercial	—	—	794	—	794
Commercial and industrial	—	—	—	—	—
Consumer and other	—	—	4	2	19
Total charge-offs	—	—	863	46	926
Recoveries:
Construction and development	—	—	—	—	—
Residential	13	7	2	25	11
Commercial	—	—	—	—	—
Commercial and industrial	1	1	2	15	124
Consumer and other	1	—	2	9	85
Total recoveries	15	8	6	49	220
Net charge-offs (recovery)	$(15)	$(8)	$857	$(3)	$706

Provision for loan losses	$732	$750	$600	$2,982	$3,300
Balance at end of period	$14,844	$14,097	$11,859	$14,844	$11,859
Ratio of allowance to end of period loans	1.19%	1.23%	1.15%	1.19%	1.15%
Ratio of net charge-offs (recovery) to average loans	0.00%	0.00%	0.08%	0.00%	0.07%

The following table sets forth the allocation of the Company’s nonperforming assets among different asset categories as of the dates indicated. Nonperforming assets consist of nonperforming loans plus OREO and repossessed property. Nonperforming loans include nonaccrual loans and loans past due 90 days or more.

	December 31, 2021	September 30, 2021	December 31, 2020
	(Dollars in thousands)

Nonaccrual loans	$1,972	$3,308	$3,418
Past due loans 90 days or more and still accruing interest	—	—	91
Total nonperforming loans	1,972	3,308	3,509
OREO	2,930	10,146	10,224
Total nonperforming assets	$4,902	$13,454	$13,733

Troubled debt restructured loans – nonaccrual(1)	940	1,041	479
Troubled debt restructured loans - accruing	1,072	1,085	1,275
Total troubled debt restructured loans	$2,012	$2,126	$1,754

Allowance for loan losses	$14,844	$14,097	$11,859
Gross loans outstanding at the end of period	$1,254,117	$1,149,340	$1,033,733
Allowance for loan losses to gross loans	1.18%	1.23%	1.15%
Allowance for loan losses to nonperforming loans	752.74%	426.15%	337.96%
Nonperforming loans to gross loans	0.16%	0.29%	0.34%
Nonperforming assets to gross loans and OREO	0.39%	1.16%	1.32%

Nonaccrual loans by category:
Real Estate:
Construction & Development	$645	$1,972	$977
Residential Mortgages	362	339	857
Commercial Real Estate Mortgages	674	690	1,478
Commercial & Industrial	285	300	84
Consumer and other	6	7	22
	$1,972	$3,308	$3,418

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and average costs of our liabilities for the periods indicated. Yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,191,688	$14,280	4.75%	$1,122,741	$13,923	4.92%	$1,008,501	$12,209	4.82%
Taxable securities	86,292	$459	2.11%	76,612	402	2.08%	75,128	377	2.00%
Nontaxable securities	53,909	$294	2.16%	48,162	266	2.20%	28,483	190	2.65%
Other interest-earnings assets	187,601	$138	0.29%	189,131	143	0.30%	87,151	49	0.23%
Total interest-earning assets	$1,519,490	$15,171	3.96%	$1,436,646	$14,734	4.07%	$1,199,263	$12,825	4.25%
Allowance for loan losses	(14,421)			(13,645)			(12,018)
Noninterest-earning assets	123,735			125,870			117,031
Total Assets	$1,628,804			$1,548,871			$1,304,276

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	101,863	25	0.10%	98,203	24	0.10%	86,098	53	0.25%
Savings and money market accounts	599,948	625	0.41%	565,861	665	0.47%	396,928	613	0.61%
Time deposits	263,646	305	0.46%	290,460	345	0.47%	339,397	697	0.82%
FHLB advances	25,950	22	0.34%	31,520	34	0.43%	24,204	52	0.86%
Other borrowings	12,498	98	3.11%	6,652	26	1.57%	12,657	160	5.02%
Total interest-bearing liabilities	$1,003,905	$1,075	0.42%	$992,696	$1,094	0.44%	$859,284	$1,575	0.73%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$439,142			$384,207			$297,995
Other liabilities	9,844			9,663			7,948
Total noninterest-bearing liabilities	$448,986			$393,870			$305,943
Stockholders’ Equity	175,913			162,305			139,049
Total Liabilities and Stockholders’ Equity	$1,628,804			$1,548,871			$1,304,276

Net interest income		$14,096			$13,640			$11,250
Net interest spread(2)			3.54%			3.63%			3.52%
Net interest margin(3)			3.68%			3.77%			3.73%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.

	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,118,386	$54,709	4.89%	$954,598	$47,786	5.01%
Taxable securities	77,281	1,593	2.06%	62,105	1,317	2.12%
Nontaxable securities	45,144	1,023	2.27%	21,881	643	2.94%
Other interest-earnings assets	158,243	452	0.29%	102,214	539	0.53%
Total interest-earning assets	$1,399,054	$57,777	4.13%	$1,140,798	$50,285	4.41%
Allowance for loan losses	(13,276)			(10,636)
Noninterest-earning assets	124,336			111,278
Total Assets	$1,510,114			$1,241,440

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	96,503	91	0.09%	82,407	184	0.22%
Savings and money market accounts	527,484	2,680	0.51%	369,833	2,901	0.78%
Time deposits	298,883	1,539	0.51%	354,124	4,769	1.35%
FHLB advances	30,636	143	0.47%	21,448	179	0.83%
Other borrowings	11,097	411	3.72%	12,523	675	5.39%
Total interest-bearing liabilities	$964,603	$4,864	0.50%	$840,335	$8,708	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$378,868			$259,962
Other liabilities	9,366			7,202
Total noninterest-bearing liabilities	$388,234			$267,164
Stockholders’ Equity	157,277			133,941
Total Liabilities and Stockholders’ Equity	$1,510,114			$1,241,440

Net interest income		52,913			$41,577
Net interest spread(2)			3.63%			3.37%
Net interest margin(3)			3.78%			3.64%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.

Per Share Information	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(Dollars in thousands, except share and per share amounts)

Net income	$4,058	$4,921	$3,315	$18,567	$12,107
Earnings per share - basic	$0.45	$0.59	$0.43	$2.26	$1.58
Earnings per share - diluted	$0.44	$0.58	$0.43	$2.23	$1.56

Weighted average shares outstanding	9,012,857	8,354,860	7,674,756	8,198,188	7,673,085
Diluted weighted average shares outstanding	9,125,872	8,467,460	7,770,142	8,316,536	7,765,863
Shares issued and outstanding	9,012,857	9,012,857	7,678,195	9,012,857	7,678,195

Total stockholders' equity	$177,198	174,221	$140,656	$177,198	$140,656
Book value per share	$19.66	$19.33	$18.32	$19.66	$18.32

Performance Ratios	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020

Net interest margin	3.68%	3.77%	3.73%	3.78%	3.64%
Net interest spread	3.54%	3.63%	3.52%	3.63%	3.37%
Efficiency ratio	60.50%	57.55%	65.61%	57.13%	65.18%
Return on average assets	0.99%	1.26%	1.01%	1.23%	0.98%
Return on average stockholders’ equity	9.15%	12.03%	9.48%	11.80%	9.49%

Core and PPP Loans	December 31, 2021	September 30, 2021	December 31, 2020
	(Dollars in thousands)

Core loans	1,244,914	$1,129,075	$967,177
PPP loans	9,203	20,265	66,556
Unearned income	(3,817)	(3,893)	(3,618)
Loans, net of unearned income	1,250,300	1,145,447	1,030,115
Allowance for loan losses	(14,844)	(14,097)	(11,859)
Loans, net	1,235,456	$1,131,350	$1,018,256

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(Dollars in thousands, except share and per share amounts)

Net income	$4,058	$4,921	$3,315	$18,567	$12,107
Add: Merger expenses	—	—	—	—	—
Add: Net OREO write-downs (gains)	227	—	51	219	844
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	—	742	—	742	615
Less: Gain (loss) on securities	(40)	189	—	(57)	742
Less: Tax effect	69	(52)	12	(661)	25
Core net income	$4,256	$4,042	$3,354	$15,956	$11,569
Average assets	$1,628,804	$1,548,871	$1,304,276	$1,510,114	$1,241,440
Core return on average assets	1.04%	1.04%	1.02%	1.06%	0.93%

Net income	$4,058	$4,921	$3,315	$18,567	$12,107
Add: Merger expenses	—	—	—	—	—
Add: Net OREO write-downs (gains)	227	—	51	219	844
Add: Provision	732	750	600	2,982	3,300
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	—	742	—	742	615
Less: Gain (loss) on securities	(40)	189	—	(57)	742
Add: Income taxes	1,445	1,293	514	5,732	2,526
Pretax pre-provision core net income	$6,502	$6,033	$4,480	$24,009	$17,420
Average assets	$1,628,804	$1,548,871	$1,304,276	$1,510,114	$1,241,440
Pretax pre-provision core return on average assets	1.58%	1.55%	1.37%	1.59%	1.40%

Total stockholders' equity	$177,198	$174,221	$140,656	$177,198	$140,656
Less: Intangible assets	18,362	18,428	18,626	18,362	18,626
Tangible common equity	$158,836	$155,793	$122,030	$158,836	$122,030

Core net income	$4,256	$4,042	$3,354	$15,956	$11,569
Diluted weighted average shares outstanding	9,125,872	8,467,460	7,770,142	8,316,536	7,765,863
Diluted core earnings per share	$0.47	$0.48	$0.43	$1.92	$1.49

Common shares outstanding at year or period end	9,012,857	9,012,857	7,678,195	9,012,857	7,678,195
Tangible book value per share	$17.62	$17.29	$15.89	$17.62	$15.89

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Year Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
	(Dollars in thousands, except share and per share amounts)

Total assets at end of period	$1,782,970	$1,559,062	$1,332,506	$1,782,970	$1,332,506
Less: Intangible assets	18,362	18,428	18,626	18,362	18,626
Adjusted assets at end of period	$1,764,608	$1,540,634	$1,313,880	$1,764,608	$1,313,880
Tangible common equity to tangible assets	9.00%	10.11%	9.29%	9.00%	9.29%

Total average stockholders’ equity	$175,913	$162,305	$139,049	157,277	133,941
Less: Average intangible assets	18,402	18,470	18,664	18,501	18,764
Average tangible common equity	$157,511	$143,835	$120,385	$138,776	$115,177
Net income to common shareholders	$4,058	$4,921	$3,315	$18,567	$12,107
Return on average tangible common equity	10.22%	13.57%	10.95%	13.38%	10.51%
Average tangible common equity	$157,511	$143,835	$120,385	$138,776	$115,177
Core net income	$4,256	$4,042	$3,354	$15,956	$11,569
Core return on average tangible common equity	10.72%	11.15%	11.08%	11.50%	10.04%

Net interest income	$14,096	$13,640	11,250	52,913	41,577
Add: Noninterest income	1,751	2,509	1,626	10,803	8,541
Less: Gain on sale of USDA loan	—	—	—	2,806	—
Less: BOLI death benefits	—	742	—	742	615
Less: Gain (loss) on securities	(40)	189	—	(57)	742
Operating revenue	$15,887	$15,218	$12,876	$60,225	$48,761

Expenses:
Total noninterest expense	$9,612	$9,185	$8,447	36,435	32,185
Less: Merger expenses	—	—	—	—	—
Less: Net OREO write-down (gains)	227	—	51	219	844
Adjusted noninterest expenses	$9,385	$9,185	$8,396	$36,216	$31,341
Core efficiency ratio	59.07%	60.36%	65.21%	60.13%	64.27%